EXHIBIT 10.4


LANDLORD:                                    BEN QUEVEDO NO. 1, LTD.
                                             301 Costa Brava Court
                                             Coral Gables, Florida 33143



TENANT:                                      CARIBE AVIATION, INC.,
                                             a Florida corporation
                                             2200 N. W. 84th Avenue
                                             Miami, Florida 33122



PREMISES:                                    30,000 square feet in Beacon Centre



DATE OF EXECUTION:                           July 22, 1998


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                           INDUSTRIAL COMMERCIAL LEASE

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June 2, 1998

LEASE SUMMARY


         The following is a summary of basic lease provisions with respect to the Lease described below. It is an integral part of the Lease, and terms defined or dollar amounts specified hereon shall have the meanings or amounts set forth hereon unless other meanings are expressly set forth or expanded upon in the text of this Lease or the Schedules attached hereto, all of which Schedules are made a part hereof.

1.       DATE OF LEASE EXECUTION:           July 22, 1998

2.       LANDLORD:                          Ben Quevedo No. 1, Ltd., a Florida limited partnership

3.       LANDLORD'S ADDRESS:                301 Costa Brava Court
                                            Coral Gables, Florida 33143

4.       TENANT:                            Caribe Aviation, Inc.

5.       TENANT'S ADDRESS:                  2200 N.W. 84th Avenue
                                            Miami, Florida 33122

6.       GUARANTOR:                         N/A

7.       GUARANTOR'S ADDRESS:               N/A

8.       PREMISES (SECTION 1.1):            As Shown on Schedule "A"

9.       GROSS RENTABLE AREA OF
         PREMISES (SECTION 1.1):            30,000 rentable square feet

10.      PERMITTED USE OF
         PREMISES (SECTION 3.1):            Maintenance, repair, and wholesale sales of aviation equipment

11.      TERM OF LEASE (SECTION L.2):       Commencement Date: July 22, 1998
                                            Expiration Date: February 28, 2000

12.      OPTION TO RENEW (RIDER 1):         One (1) term of five (5) years

13.      INITIAL MINIMUM RENT
         (SECTION 2.2):                     Per Square Foot:         $8.355
                                            Annual                 $258,176.66
                                            Monthly                 $21,514.72

14.      PREPAID RENT:                      $21,514.72 (due upon execution of Lease; to be applied to
                                            first full month Minimum Rent is due).

15.      SECURITY DEPOSIT (SECTION 2.7):    $32,500 (Due upon execution of Lease)

16.      COST PASS THROUGH (SECTION 2.4):   Operation Costs (initially estimated at $2,546.39 per month)

                                       2
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                                      INDEX
                                                                            PAGE
                                                                            ----
LEASE SUMMARY

DEFINITIONS                                                                  4

ARTICLE I          TERM                                                      7
          1.1      Grant and Premises                                        7
          1.2      Term                                                      7

ARTICLE II         RENT                                                      7
          2.1      Covenant to Pay                                           7
          2.2      Minimum Rent and CPI Escalation                           8
          2.3      Payment of Taxes and Business Taxes                       8
          2.4      Payment of Operating Costs                                9
          2.5      Rent Past Due                                             9
          2.6      Security Deposit                                          9
          2.7      Net Lease                                                 9

ARTICLE III        USE OF PREMISES                                           9
          3.1      Permitted Use                                             9
          3.2      Tenant's Covenants as to Use and Occupancy                9
          3.3      Compliance with Laws                                     10
          3.4      Signs                                                    10
          3.5      Prohibited Uses                                          11
          3.6      Environmental Provisions                                 11

ARTICLE IV         ACCESS AND ENTRY                                         11
          4.1      Right of Examination                                     11
          4.2      Right to Show Premises                                   12
          4.3      Entry not Forfeiture                                     12

ARTICLE V          MAINTENANCE, REPAIRS, AND
                   ALTERATIONS                                              12
          5.1      Maintenance and Repairs by Landlord                      12
          5.2      Maintenance and Repairs by Tenant                        12
          5.3      Approval of Tenant's Alterations                         12
          5.4      Removal of Improvements and Fixtures                     13
          5.5      Liens                                                    13
          5.6      Notice by Tenant                                         13
          5.7      Compliance                                               13
          5.8      Emergency Repairs                                        14

ARTICLE VI         UIILITIES/HVAC                                           14
          6.1      Utilities                                                14
          6.2      Heating, Ventilating, and Air Conditioning               14

ARTICLE VII        INSURANCE AND INDEMNITY                                  14
          7.1      Tenant's Insurance                                       14
          7.2      Increase in Insurance Premiums                           15
          7.3      Cancellation of Insurance                                15
          7.4      Loss or Damage                                           15
          7.5      Landlord's Insurance                                     15
          7.6      Indemnification of the Landlord                          16
          7.7      Waiver of Subrogation                                    16

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ARTICLE VIII       DAMAGE AND DESTRUCTION                                   16
          8.1      Rent Abatement                                           16
          8.2      Damage to Premises                                       16

ARTICLE IX         ASSIGNMENT, SUBLETTING, AND TRANSFERS                    17
          9.1      Assignments, Subleases, and Transfers                    17
          9.2      Prior Notice to Landlord                                 17
          9.3      Conditions of Transfer                                   17
          9.4      Change of Control                                        18
          9.5      No Advertisement                                         18
          9.6      Assignment by Landlord                                   18

ARTICLE X          DEFAULT                                                  18
          10.1     Defaults                                                 18
          10.2     Remedies                                                 18
          10.3     Costs                                                    19
          10.4     Allocation of Payments                                   19
          10.5     Additional Remedies, Waiver, etc.                        20
          10.6     Default by Landlord                                      20

ARTICLE XI         ATTORNMENT AND SUBORDINATION                             20
          11.1     Estoppel Certificate                                     20
          11.2     Subordination                                            20
          11.3     Non-Disturbance                                          20
          11.4     Attornment                                               21

ARTICLE XII        CONDEMNATION                                             21
          12.1     Total Taking                                             21
          12.2     Partial Taking                                           21
          12.3     Taking for Temporary Use                                 21
          12.4     Award                                                    21

ARTICLE XIII       GENERAL PROVISIONS                                       21
          13.1     Rules and Regulations                                    21
          13.2     Delay                                                    21
          13.3     Holding Over                                             22
          13.4     Waiver                                                   22
          13.5     Recording                                                22
          13.6     Notices                                                  22
          13.7     Successors                                               22
          13.8     Joint and Several Liability                              22
          13.9     Captions and Section Numbers                             22
          13.10    Extended Meanings                                        22
          13.11    Partial Invalidity                                       22
          13.12    Radon Gas                                                23
          13.13    Entire Agreement                                         23
          13.14    Governing Law                                            23
          13.15    Time                                                     23
          13.16    No Partnership                                           23
          13.17    Quiet Enjoyment                                          23
          13.18    Trial by Jury                                            23
          13.19    Lease Brokerage                                          23
          13.20    Future Restrictions                                      23

SCHEDULES

A - Site Plan of Premises
B - Rules and Regulations
C - Legal Description of Building and Land
D - Description of Services

                                     LEASE



         THIS LEASE (the "Lease"), dated the 22nd day of July, 1998, is made between BEN QUEVEDONO. 1, LTD., a Florida limited partnership (the "Landlord") and CARIBE AVIATION, INC., a Florida corporation (the "Tenant").

                                DEFINITIONS

In this Lease and in Schedules to this Lease:


         "ADDITIONAL RENT" means all sums of money required to be paid by the Tenant under this Lease (except Minimum Rent) whether or not the same are designated "Additional Rent" or are payable to the Landlord or otherwise.

         "AGREED CURRENT DAMAGES" means the difference between (i) the sum of Rent and expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; making good any default of Tenant; painting; reasonable altering or dividing of the Premises; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including attorneys' fees and disbursements, marshall's fees, and brokerage fees in so doing); and any reasonable expenses which Landlord incurs as a result of occupancy by any new tenant, which expenses would not have been incurred but for Tenant's default under this Lease; minus (ii) the proceeds of any reletting.

         "AGREED FINAL DAMAGES" means the Rent and all of the charges which would have been payable by Tenant from the date of the election by Landlord to cancel the Lease to the date when this Lease would have expired if it had not been so terminated, minus the fair rental value of the Premises for the same period, both discounted to present worth at an annual interest factor of four (4%) percent.

         "ALTERATIONS" means all repairs, replacements, additions, or modifications to the Premises by the Tenant.

         "BUILDING" means the building and the Land on which same is erected, and includes all facilities and buildings erected from time to time on the Land and further includes each and every part of any such building or facilities whether or not rented or rentable, together with areas and facilities serving the Building, such as sidewalks, parking facilities, mechanical areas, truck and receiving areas, loading docks, driveways, and the like, located on the Land.

         "CHANGE OF CONTROL" means, in the case of any corporation, trust, partnership, or other entity, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law, or otherwise, of any shares, voting rights, or partnership or beneficial interest which would result in any change in the effective control of such corporation, trust, partnership, or other entity unless such change occurs as a result of trading in the shares of or an acquisition by a corporation listed on a recognized stock exchange in Canada or the United States.

         "COMMENCEMENT DATE" means the date on which the Term commences as provided in section 1.4.

         "CPI" has the meaning set forth in section 2.2.

         "EVENT OF INSOLVENCY" means (i) if Tenant or any Guarantor shall make an assignment for the benefit of creditors; (ii) if Tenant or any Guarantor shall file or acquiesce to a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency

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proceedings; (iii) if Tenant or any Guarantor shall make an application in any such proceedings for, or acquiesce to, the appointment of a trustee or receiver for it or all or any portion of its property; (iv) if any petition shall be filed against Tenant or any Guarantor to which neither of them acquiesce in any court (whether or not pursuant to any statute of the United States or any State) in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency proceedings, and the proceedings shall not be dismissed, discontinued, or vacated within thirty (30) days; (v) if Tenant or any Guarantor shall be adjudicated bankrupt, or if any petition referred to above shall be approved by any court; (vi) if, in any proceeding pursuant to the application of any person other than Tenant or any Guarantor to which neither of them acquiesce, a receiver or trustee shall be appointed for Tenant or any Guarantor, or for all or any portion of the property of either, and the receivership or trusteeship shall not be set aside within sixty (60) days after such appointment.

         "EXPIRATION DATE" means the date on which the Term expires, as provided under section 1.2, or any sooner date on which this Lease is terminated pursuant to the provisions hereof.

         "EXPIRATION YEAR" means the calendar year, that number of years following the year of the Commencement Date, equal to the number of years of the Term as set forth on the Lease Summary.

         "FIRST PARTIAL MONTH" means, in the event the Commencement Date is not the first day of a month, the period from the Commencement Date to the first day of the next month.

         "GROSS RENTABLE AREA OF THE BUILDING" means the number of square feet of space in the Building whether above or below grade and shall be calculated to extend (i) to the exterior of the structural portion of every wall, (ii) to the exterior face of any other wall or division marking the boundaries of the Building, (iii) to include all space on the exterior of the Building up to the lease lines of the Building, and (iv) to include all interior space whether or not occupied by interior projections, stairways, shafts, ventilation spaces, columns, pipes, conduits or the like, and other physical features. For purposes of this Lease, the Gross Rentable Area of the Building is deemed to be thirty thousand (30,000) rentable square feet.

         "GROSS RENTABLE AREA OF THE PREMISES" means, for purposes of this Lease, the same number of rentable square feet as the Gross Rentable Area of the Building.

         "LAND" means the land situated in Dade County, Florida, on which the Building and other improvements comprising the Premises are located, as more particularly described in Schedule "D," or as such lands may be expanded or reduced from time to time.

         "LANDLORD" means Benito Quevedo, his heirs and assigns.

         "LEASE SUMMARY" means the outline of basic terms, dollar amounts, and other information forming a part of this Lease and appearing as the first pages of this Lease.

         "LEASE YEAR" means the twelve (12) full calendar months commencing on the first day of the month immediately following the month in which the Commencement Date occurs unless the Commencement Date is the first day of a month, in which event the first Lease Year shall commence on the Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. If the Commencement Date is not on the first day of a month, the period from the Commencement Date to the first day of the next month is referred to herein as the "First Partial Month" and shall be deemed included in the first Lease Year.

         "LEASEHOLD IMPROVEMENTS" means leasehold improvements in the Premises determined according to common law, and shall include, without limitation: all fixtures, improvements, installations, alterations, and additions from time to time made, erected, or installed in the Premises by or on behalf of the Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors, and hardware however affixed and whether or not movable; all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not in the nature of fixtures.

         "MORTGAGE" means any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof) made or arranged by the Landlord of its interest in all or any part of the Premises.

         "MORTGAGEE" means the holder of, or secured party under, any Mortgage and includes any trustee for bondholders.

         "OPERATING COSTS" means any amounts paid or payable, if any, (whether on a cash or on an accrual basis) whether by the Landlord or by others on behalf of the Landlord, arising out of Landlord's ownership, maintenance, operation, repair, replacement, and administration of the Premises, including, without limitation: (i) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any claim made by the Landlord under such insurance; (ii) the cost of security, janitorial, landscaping, window cleaning, garbage removal, and trash removal services; (iii) the cost of heating, ventilating, and air conditioning, to the extent incurred with respect to any shared systems; (iv) the cost of all fuel, water, electricity, telephone, and other utilities used in the maintenance operation, or administration of the Premises; (v) salaries, wages, and other amounts paid or payable for ALL personnel involved in the repair, maintenance, operation, leasing, security, supervision, or cleaning of the Premises, including fringe benefits, unemployment, and workmen's compensation insurance premiums, pension plan contributions and other employment costs, and the cost of engaging independent contractors to perform any of the foregoing services; (vi) auditing and accounting fees and costs; (vii) the cost of repairing, replacing, operating, and maintaining the Premises and the equipment serving the Premises, except where such costs are attributable to inherent structural defects in the Premises; and (viii) the cost of the rental of any equipment and signs. Operating Costs shall exclude (i) income taxes on Landlord's income from the Premises; (ii) such of the Operating Costs as are recovered by Landlord from insurance proceeds; and (iii) interest on debt and retirement of debt principal. Notwithstanding anything to the contrary contained herein, Operating Costs shall not include any single repair to the Building or any single repair or replacement of a mechanical system if the cost of such single repair or replacement exceeds $1,000.

         "PERSON" means any person, firm, partnership, or corporation, or any group or combination of persons, firms, partnerships, or corporations.

         "PREMISES" means the premises leased to the Tenant described in section
1.1 and includes Leasehold Improvements in such Premises.

         "RENT" means the aggregate of Minimum Rent and Additional Rent.

         "RULES AND REGULATIONS" mean the rules and regulations adopted and promulgated by the Landlord from time to time pursuant to section 14.1. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule "B".

         "TAXES" means all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Premises, the equipment and improvements therein contained, or any part thereof, by any lawful taxing authority and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes, to the extent such taxes are not levied in lieu of any of the foregoing against the Premises or the Landlord.

         "TENANT" means the party so identified on the first page of this Lease, such party's permitted successors and assigns, and is deemed to include the word "lessee" and includes every Person mentioned as Tenant in this Lease.

         "TERM" means the period set out in section 1.2 and any renewal periods, if any, except as otherwise noted.

         "TRADE FIXTURES" means trade fixtures as determined at common law, but shall not include: (a) heating, ventilating, or air conditioning systems, facilities, and equipment in or serving the Premises, except for portable systems which are not attached or affixed to the Premises or Building in any way except by electrical plug into a socket; (b) any floor covering affixed to the floors of the Building; (c) light fixtures; (d) internal stairways and doors; and (e) any fixtures, facilities, equipment, or installations installed by or at the expense of the Landlord, all of which are deemed to be Leasehold Improvements.

         "TRANSFER" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another; any transaction by which any right or use or occupancy of all or any part of the Premises is conferred upon anyone; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process, and transfer by operation of law), which has changed or might change the identity of the Persons having lawful use or occupancy of any part of the Premises.

         "TRANSFEREE" means the Person or Persons to whom a Transfer is to be made.

                                  ARTICLE I

                                    TERM

         1.1 GRANT AND PREMISES. In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases the Premises to the Tenant, and the Tenant leases the Premises from the Landlord, for the Term. The Premises are shown on the site plan attached hereto as Schedule "A." The Gross Rentable Area of the Premises is as shown on the Lease Summary.

         1.2 TERM. The Term of the Lease is the period from the Commencement Date through the Expiration Date.

                                 ARTICLE II

                                    RENT

         2.1 COVENANT TO PAY. The Tenant shall pay to Landlord Rent from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon, however, unless otherwise provided in this Lease, Additional Rent shall be payable by Tenant to Landlord within five (5) days following demand. All rent or other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary. Minimum Rent and Additional Rent for any Lease Year consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. The Tenant agrees that its covenant to pay Rent is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

         2.2 MINIMUM RENT AND CPI ESCALATION. Subject to any escalation which may be provided for in this Lease, the Tenant shall pay Minimum Rent for the Term in the initial amount specified in the Lease Summary, which, except for the first installment, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The first monthly installment of Minimum Rent shall be due on the Commencement Date. The foregoing Minimum Rent is based on an annual rate per square foot of Gross Rentable Area of the Premises as specified in the Lease Summary. The Minimum Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease (and any renewal hereof) by multiplying the then current Minimum Rent by a fraction, the numerator of which shall be the Consumer Price Index - U.S. City average for urban wage earners and clerical workers all items, (1967 equals 100) ("CPI") for the third month preceding the month of adjustment, and the denominator of which shall be the CPI for the fifteenth month preceding the month of adjustment. Anything herein to the contrary notwithstanding, in no event shall such annual increases in Minimum Rent be less than three (3%) percent of the prior Lease Year's Minimum Rent or more than six (6%) percent of the prior Lease Year's Minimum Rent. Should the CPI become unavailable, a reasonable substitute prepared by the U.S. Department of Labor or other source, as designated by Landlord, shall be used. Minimum Rent shall continue to be payable in monthly installments as otherwise described above until Landlord notifies Tenant of the new monthly Minimum Rent installment amount. Landlord shall attempt to so notify Tenant prior to commencement of each new Lease Year. However, failure of Landlord to timely notify Tenant of the new monthly Minimum Rent installment amount shall not be deemed a waiver by Landlord of the increased rental; the new monthly amount (or any portion not previously paid) shall be payable, retroactive to the commencement of the new Lease Year, upon notification by Landlord to Tenant of the new monthly Minimum Rent installment amount.

         2.3 PAYMENT OF TAXES. The Tenant shall pay when due all Taxes. If the Tenant's Taxes are paid by the Landlord to the relevant taxing authority, the Tenant shall pay the amount thereof to the Landlord or as the Landlord directs. Tenant shall deliver to Landlord, upon request, receipts or other satisfactory evidence of payment of all Taxes relating to this Lease or Tenant's occupancy of the Premises.

         2.4 PAYMENT OF OPERATING COSTS. The Tenant shall pay to the Landlord any and all Operating Costs expended by Landlord with respect to the Premises. The amount of Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twenty four (24) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Operating Costs so estimated are actually received by Landlord, the Landlord may bill the Tenant for such amount, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Operating Costs payments.

         Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant.

         The Operating Costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit for a reasonable period of time following expiration of the Term until the actual Operating Costs have been paid.

         Notwithstanding anything to the contrary contained in this Lease, if any of the services stated in Schedule "D" attached hereto or any services for which Landlord purports to charge to Tenant as Operating Costs are not provided by Landlord or by or through any applicable property owner's association, or pursuant to any covenants applicable to the Building, the costs of such services shall be deleted from the Operating Costs. Landlord agrees that Tenant shall have the option of providing, at its cost, any such services which cease to be provided by Landlord or by or through any applicable property owner's association, or pursuant to any covenants applicable to the Building.

         2.5 RENT PAST DUE. Any payment of Rent not received by Landlord within five business days after the date such payment is due shall be subject to a late charge of fifty dollars ($50.00); provided, however, that any payment of Rent not received by Landlord within five business days after the date such payment is due shall be subject to an additional late charge in an amount equal to one and one-half (1-1/2%) percent per month (eighteen (18%) percent per annum) of the delinquent amount, computed for the entire period for which the Rent payment is delinquent past the aforesaid fifth business day after the date the Rent is due; provided further, however, that the additional late charge is in addition to and not in lieu of the $50.00 late charge or any other remedy available to Landlord.

         2.6 SECURITY DEPOSIT. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, in a special interest bearing account, as security for the performance by the Tenant of all its obligations under this Lease. All interest earned on this security deposit shall be retained in the interest bearing account and shall be considered as additional security, until such time as, in accordance with the terms of this Lease, the Landlord has the right to utilize said security deposit or the Tenant becomes entitled to the security deposit. In the event of default by the Tenant of any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall restore the security deposit to its original principal amount on demand of the Landlord. Subject to the provisions of section 2.4, within thirty (30) days following termination of this Lease, if the Tenant is not then in default, the security deposit (including interest earned thereon) will be returned by the Landlord to the Tenant. If the Landlord sells its interest in the Premises, it may, upon receipt from the purchaser and delivery to the Tenant of written acknowledgement from the purchaser of (i) the amount of the security deposit (plus interest as reported on the most recent account statement) and (ii) the purchaser's obligations to Tenant with regard to the security deposit under this Lease, deliver the security deposit to the purchaser (and the interest earned thereon) and the Landlord will thereupon be released from any further liability with respect to the security deposit or its return to the Tenant and the purchaser shall become directly responsible to Tenant.

         2.7 NET LEASE. This Lease is a completely net lease to the Landlord, except as otherwise expressly herein stated. The Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, the use or occupancy thereof, the contents thereof, or the business carried on therein. The Tenant shall pay all charges, impositions, and outlays of every nature and kind relating to the Premises except as expressly herein stated.

                                 ARTICLE III

                              USE OF PREMISES

         3.1 PERMITTED USE. The Premises shall be used and occupied only for the use specified in the Lease Summary.

         3.2 TENANT'S COVENANTS AS TO USE AND OCCUPANCY

             (A) Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governments law or regulation.

             (B) Tenant shall not use in the Premises any traveling or flashing lights or signs or any loudspeaker, television, phonographs, radio, or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside the Premises without in each case having obtained the prior written consent of the Landlord. If the Tenant uses any such equipment without receiving the prior written consent of the Landlord, the Landlord shall be entitled to remove such equipment without notice at any time and at the cost of the Tenant payable as Additional Rent forthwith on demand.

             (C) The Tenant shall not burn any trash or garbage in or about the Premises, nor cause, permit, or suffer upon the Premises any unusual or objectionable noises or odors or anything which, in Landlord's reasonable judgment, may disturb any other tenants or occupants of Beacon Centre, provided, however, that Landlord acknowledges the type and nature of Tenant's existing business and agrees that nothing relating to such business is prohibited under this section 3.2(C).

             (D) The Tenant shall not overload any floor in the Premises, or any utility or service, or commit any act of waste or damage any part of the Premises.

             (E) The Tenant shall ship and receive supplies, fixtures, equipment, furnishings, wares, and merchandise only through the appropriate service and delivery facilities of the Premises; and shall not park its trucks or other delivery vehicles or allow suppliers or others making deliveries to or receiving shipments from the Premises to park in the parking areas, except in those parts thereof as are so shown in the Plans and Specifications for the Premises or as may from time to time be allocated by the Landlord for such purpose.

             (F) Except to the extent normally utilized in business operations similar to Tenant's, the Tenant shall not store or bring on the Premises any articles of any combustible, toxic, or dangerous nature. Tenant shall at all times keep the Premises in such condition as to comply with the regulations and requirements of any appropriate fire underwriter's association, any fire department of competent jurisdiction, and all applicable environmental laws and regulations. The Tenant shall keep and maintain on the Premises all safety appliances required by the use of the Premises. The Tenant shall not do or permit to be done or omit or permit to be omitted upon the Premises anything which shall cause the rate of insurance on the Premises and/or Building or any part thereof to be cancelled, or its premiums to be unreasonably increased.

             (G) No aspect of Tenant's business operation shall feature the display of any nude body parts or pornographic material.

             (H) Tenant shall not install in, on, or over the exterior of the Building or anywhere on the Premises any lights, shades, awnings, or similar items without the prior written consent of Landlord.

             (I) Tenant shall observe all reasonable rules and regulations established by Landlord from time to time and shall comply with and observe any applicable restrictive covenants relating to the Premises or Building.

         3.3 COMPLIANCE WITH LAWS. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any present or future governmental or quasigovernmental laws, regulations, or orders, or the reasonable requirements of the Landlord's or Tenant's insurers. If due to the Tenant's use of the Premises, repairs, improvements, or alterations to the Premises are necessary to comply with any of the foregoing, the Tenant shall pay the entire cost thereof. Tenant shall not, however, be responsible for repairs, improvements, or alterations to the Premises which are necessary to comply with such laws, regulations, or orders, or requirements of insurers, or for damages or liability arising therefrom, if such repairs, improvements or alterations are required, or if damages or liability arises as a result of acts or omissions of Landlord occurring prior to the beginning of the Term or during the Term.

         3.4 SIGNS. Tenant shall not, without the prior written consent of the Landlord, erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium anywhere on the Premises, including, without limitation, upon or above any exterior portion of the Building including the front and any and all interior as well as exterior glass surfaces thereof.

         3.5 PROHIBITED USES. Notwithstanding any other provisions of this Lease, the Tenant shall not use the Premises nor permit them to be used for any of the following purposes: (A) for the retail sale by the Tenant of any merchandise; (B) a business primarily used for an order office, mail order office, or catalogue store; or (C) any business in which the Tenant is engaged in intentionally deceptive or fraudulent advertising or selling practices or any other act or business practice contrary to honest business practices.

         3.6 ENVIRONMENTAL PROVISIONS

             (A) Landlord acknowledges that Tenant is a small quantity generator of hazardous waste and that Tenant uses hazardous materials in conducting its business operations. Landlord agrees that so long as Tenant remains a small quantity generator and complies with the provisions of this section 3.6 and with the provisions of all applicable federal, state, and local laws, that Tenant's use of, generation of, or disposal of hazardous materials, substances, or waste shall not be deemed to be a default under this Lease.

             (B) Except as set forth in paragraph (A) above, Tenant warrants and represents that it will not utilize or dispose of any hazardous materials, substances, or waste in violation of any federal, state, or local laws and that all hazardous materials, substances, or waste generated on or otherwise located on the Premises shall be disposed of by Tenant, at Tenant's expense, on a periodic basis by removal of such hazardous waste from the Premises by a licensed hazardous waste disposal company.

             (C) Tenant agrees to defend, indemnify, and hold harmless the Landlord against any and all Claims which Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable laws and resulting from or arising out of the breach of the representations and warranties contained in this section 3.6 or out of any act, activity, or violation of any applicable laws on the part of Tenant, its agents or employees, and against any and all Claims which Landlord may hereafter be liable for, suffer, incur, or pay resulting from or arising out of any handling, storage, treatment, transportation, disposal, release, or threat of release of hazardous waste or hazardous substances from or on the Premises, caused by Tenant or its agents or employees during the Term of this Lease, unless such Claims arise out of or result from the negligent affirmative acts, grossly negligent omissions, or willful misconduct of Landlord or its agents or employees.

             (D) Any violation or breach by Tenant or its agents or employees of the provisions of this section 3.6 shall be considered a default pursuant to
Section 10.1 of this Lease.

             (E) For purposes of this section 3.6, "Claims" shall include and mean all actions, causes of action, whether common law or statutory, remedies, demands, out-of-pocket costs, liability, charges, suits, judgments, expense, damage, personal injuries, property damage, incidental or consequential damages, clean up costs, civil penalties, attorneys' fees, litigation expenses, abatement costs, abatement and corrective injunctive relief, injunctive relief requiring removal and/or remedial action, all costs of removal or remedial action, and damages to natural resources.

             (F) Tenant's liability under this section 3.6 shall survive the expiration or any termination of this Lease; provided, however, that if this Lease is assigned by Tenant in accordance with Article IX of this Lease, Tenant shall only remain liable for violations of this section 3.6 which occurred while Tenant was in possession of the Premises and which occurred as a result of any act or omission by Tenant or its agents or employees.


                                 ARTICLE IV

                                ACCESS AND ENTRY

         4.1 RIGHT OF EXAMINATION. The Landlord shall be entitled at all reasonable times, and upon reasonable notice to Tenant, to enter the Premises to examine them; to make at Landlord's expense, unless expressly the obligation of Tenant under this Lease, such repairs, alterations, or improvements thereto as the Landlord considers necessary or desirable; to have access to underfloor facilities and access panels to mechanical shafts and to check, calibrate, adjust, and balance controls and other parts of the heating, air conditioning, ventilating, and climate control systems. If any excavation is made in the vicinity of the Premises, the person making such excavation may, upon reasonable advance notice to Tenant, enter the Premises (including the

Building) to support them by proper foundations. Rent will not abate or be reduced while the repairs, alterations, or improvements are being made, unless Tenant's business is disrupted to the point where it is effectively stopped, in which event Rent shall, so long as such repairs, alterations, or improvements are not being made as the result of Tenant's negligence or at Tenant's written request or due to any act or omission of Tenant, be abated for such business days as Tenant's business is effectively stopped.

         4.2 RIGHT TO SHOW PREMISES. The Landlord and its agents have the right, upon reasonable advance notice to Tenant, to enter the Premises at all reasonable times to show them to prospective purchasers or Mortgagees and, during the last six months of the Term (or the last six (6) months of any renewal term if this Lease is renewed), to show them to prospective tenants.

         4.3 ENTRY NOT FORFEITURE. No entry into the Premises by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a retaking of possession by Landlord or forfeiture of Tenant's rights hereunder.

                                 ARTICLE V

                   MAINTENANCE, REPAIRS, AND ALTERATIONS

         5.l MAINTENANCE AND REPAIRS BY LANDLORD. Except as expressly agreed to by Landlord, the Landlord shall have no repair or maintenance obligations with respect to the Premises or the Building. The cost of any such maintenance and repairs done by Landlord shall be included in Operating Costs. Landlord shall be responsible for any capital improvements or structural repairs to the Building which are not expressly the responsibility of Tenant under this Lease.

         5.2 MAINTENANCE AND REPAIRS BY TENANT. The Tenant shall, at its sole cost, repair and maintain the Premises, including, but not limited to, the exterior walls and roofs, the entrances, sidewalks, corridors, parking areas and other facilities serving the Premises (excluding areas or facilities which are not within the Land), but shall not be responsible for capital improvements or structural repairs to the Building, except to the extent Tenant receives or is entitled to receive insurance proceeds for damage to the Building; and the mechanical, electrical, and plumbing systems, all to a standard consistent with a first class building, with the exception only of those repairs, if any, which are the obligation of the Landlord pursuant to this Lease. Landlord shall be responsible for all repairs to the HVAC systems of the Building which are not covered by the HVAC maintenance contract(s) in effect as of the Commencement Date. Without limiting the generality of the foregoing, Tenant is specifically required to make repairs (i) to the portion of any pipes, lines, ducts, wires, or conduits contained within the Premises; (ii) to windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (iii) to Tenant's sign;
(iv) to any heating or air conditioning equipment installed in the Building; (v) to the Premises or the Building when repairs to the same are necessitated by any act or omission of Tenant, or the failure of Tenant to perform its obligations under this Lease. All repair and maintenance performed by the Tenant in the Premises shall be performed by qualified and licensed contractors or workmen as are approved by Landlord, with such approval not to be unreasonably withheld or delayed. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term, giving consideration to normal wear and tear. In addition to the foregoing, Tenant shall furnish, maintain, and replace all electric light bulbs, tubes, and tube casings located within or serving the Premises and Tenant's signage, all at Tenant's sole cost and expense. Landlord will assign to Tenant the benefit of any manufacturers' warranties with respect to mechanical, electrical, and plumbing systems.

         5.3 APPROVAL OF TENANT'S ALTERATIONS. No Alterations (other than minor or cosmetic Alterations which are interior and nonstructural) shall be made to the Premises without the Landlord's written approval. Alterations to the interior of the Building which are nonstructural shall only be made upon approval of the Landlord, which approval shall not be unreasonably withheld or delayed. Alterations to the interior which are structural or to the exterior of the

Building or to the Premises outside of the Building, shall only be made upon approval by the Landlord, which may be granted or withheld in its sole discretion. The Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All Alterations (whether or not Landlord's approval is required hereunder, except as hereinafter provided) shall be performed: (i) at the sole cost of the Tenant; (ii) by contractors and workmen approved in writing by Landlord (if Landlord's consent is required hereunder); (iii) in a good and workmanlike manner; (iv) in accordance with drawings and specifications approved in writing by the Landlord (if Landlord's approval is required hereunder); (v) in accordance with all applicable laws and regulations; (vi) subject to the reasonable regulations, coordination, control, and inspection of the Landlord (if Landlord's approval is required hereunder); and (vii) subject to such indemnification against liens and expenses as the Landlord reasonably requires (if Landlord's approval is required hereunder).

         5.4 REMOVAL OF IMPROVEMENTS AND FIXTURES. All Leasehold Improvements (other than Trade Fixtures) shall immediately upon their placement in the Premises become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements shall be removed from the Premises by the Tenant either during or at the expiration or sooner termination of the Term except that: (i) the Tenant may, during the Term, in the usual course of its business, remove its Trade Fixtures, provided that the Tenant is not in default under this Lease; and (ii) the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the Trade Fixtures in the Premises as the Landlord shall require to be removed and restore the Premises, at Tenant's option, to be exercised in its reasonable discretion, to the original condition of the Premises, less normal wear and tear. The Tenant shall at its own expense repair any damage caused to the Premises by such removal. If the Tenant does not remove its Trade Fixtures at the expiration or earlier termination of the Term, the Trade Fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any accounting to Tenant.

         5.5 LIENS.

             (A) The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Land or Building or against the Landlord's or Tenant's interest therein. If a lien is so recorded, the Tenant shall discharge it promptly by payment or bonding. If any such lien against the Land, Building, or Landlord's interest therein is recorded and not discharged by Tenant as above required within thirty (30) days following recording, the Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord.

             (B) Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by Tenant in or for the Premises, and the Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable laws of the State of Florida, Landlord has fled in the public records of Dade County, Florida, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice.

         5.6 NOTICE BY TENANT. The Tenant shall notify the Landlord of any accident, defect, damage, or deficiency in any part of the Premises or the Building, which comes to the attention of the Tenant, its employees, or contractors notwithstanding that the Landlord may have no obligation in respect thereof.

         5.7 COMPLIANCE. Tenant shall observe and comply promptly with all present and future legal requirements and the insurance requirements provided in this Lease relating to or affecting the Premises or any sign of Tenant, or the use and occupancy of the Premises.

         5.8 EMERGENCY REPAIRS. If, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may reenter the

Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the cost of making the repairs.

                             ARTICLE VI

                           UTILITIES/HVAC

         6.1 UTILITIES. The Tenant shall pay all gas, electricity, water, and other utility charges applicable to the Premises. Landlord shall utilize his reasonable best efforts to ensure the continued availability of such service(s) to the Premises.

         6.2 HEATING, VENTILATING, AND AIR CONDITIONING. Subject to the provisions of Section 5.2, at the Tenant's expense, the Tenant shall maintain and operate heating, ventilating, and air conditioning equipment installed for the Building including the replacement thereof when necessary, in such manner as to maintain comfortable conditions of temperature and humidity within the Building, subject only to force majeure.

                             ARTICLE VII

                       INSURANCE AND INDEMNITY

         7.1 TENANT'S INSURANCE. The Tenant shall, subject to the provisions of paragraph E of this Section 7.1, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

             (A) All risks (including flood) property insurance, naming the Landlord and any mortgagees as additional insureds. Such insurance shall insure the Leasehold Improvements, in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually. Such policy or policies shall provide that loss thereon shall be adjusted and payable to the Landlord, with the proceeds to be held in trust to be used for repair and replacement of the property so insured.

             (B) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Such policy shall contain inclusive limits of not less than $l,000,000 per occurrence/$2,000,000 aggregate, and include the Landlord and Mortgagee as additional insureds. The liability insurance shall protect Landlord, Tenant, and any designee of Landlord against any liability which arises from any occurrence on or about the Premises, or which arises from any claims against which Tenant is required to indemnify Landlord.

             (C) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

             (D) Any other insurance reasonably required by Landlord or Mortgagee. All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord;
(ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee; (iv) contain an undertaking by the insurers to notify the Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination, and (v) contain a replacement cost endorsement. Certificates of insurance or, if required by the Mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request If a) the Tenant fails to take out or to keep in force any insurance referred to in this section 7.1, or should any such insurance not be reasonably approved by the Landlord or Mortgagee, and b) the Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by the Landlord to the Tenant specifying the nature of such default, then the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease.

             (E) At Tenant's option, which shall be exercised by written notice to Landlord, Landlord will obtain the insurance required under paragraph (A) of this Section 7.1, the cost of which shall be paid by Tenant as an Operating Cost.

         7.2 INCREASE IN INSURANCE PREMIUMS. The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building. The Tenant will comply promptly with the reasonable requirements of Tenant's or Landlord's insurer, as applicable, pertaining to the Premises or the Building. If: (i) the conduct of business in the Premises; or (ii) any acts or omissions of the Tenant in the Premises or the Building or any part thereof, cause or result in any increase in premiums for the insurance reasonably carried from time to time by the Landlord with respect to the Premises, if Landlord allows such act or omission to continue, the Tenant shall pay any such increase in premium. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.

         7.3 CANCELLATION OF INSURANCE. If any insurance policy required to be maintained by Tenant upon the Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use of the Premises by the Tenant or any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy such condition within two (2) business days after receipt of notice thereof by the Landlord, Tenant shall be deemed to have committed a material default of this Lease, in which event in addition to any other remedies available to Landlord, Landlord may enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation, or reduction, including removing of any offending article, and the Tenant shall pay the cost of such remedy to the Landlord.

         7.4 LOSS OR DAMAGE. The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Premises or damage to property of the Tenant or of others located on the Premises, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, UNLESS SUCH DEATH, INJURY, LOSS, OR DAMAGE RESULTS FROM OMISSIONS WHICH CONSTITUTE GROSS NEGLIGENCE, AFFIRMATIVE ACTS WHICH CONSTITUTE NEGLIGENCE, OR WILFUL MISCONDUCT OF THE LANDLORD OR HIS EMPLOYEES OR AGENTS. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of or about the Premises or from the street or any other place or by dampness, or by any other cause whatsoever, unless resulting from omissions which constitute gross negligence, affirmative acts which constitute negligence, or willful misconduct of Landlord, or its employees or agents. The Landlord shall not be liable for any such damage caused by other tenants or persons in or about the Premises or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public, or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and, provided that Landlord has not committed omissions which constitute gross negligence, affirmative acts which constitute negligence, or willful misconduct, the Tenant releases and agrees to indemnify the Landlord and save it harmless from any claims or liability arising out of any damage to the same including, without limitation, any subrogation claims by the Tenant's insurers. Tenant covenants with Landlord that Tenant shall not bring or abet any claim or action based on any item for which Tenant has above agreed Landlord shall not be responsible or liable.

         7.5 LANDLORD'S INSURANCE. The Landlord may, but shall not be obligated to (unless and to the extent Landlord is obligated pursuant to Tenant's exercise of its option under paragraph (E) of Section 7.1), throughout the Term carry: (i) "all risks" insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant is obliged to insure pursuant to section 7.1); (ii) public liability and property damage insurance with respect to the Landlord's operations with respect to the Premises, if any; and (iii) such other forms of insurance as the Landlord or the Mortgagee reasonably considers advisable, and the costs of such insurance shall, to the extent it does not duplicate or overlap insurance carried by Tenant, be part of the Operating Costs. Such insurance shall be in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a similar building, having regard to size, age, and location. Notwithstanding the Landlord's right to obtain any such insurance pursuant to this section 7.5 and notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant acknowledges and agrees that: (i) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its willful act or omissions, (ii) no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord, and (iii) the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

         7.6 INDEMNIFICATION OF THE LANDLORD. Notwithstanding any other provision of this Lease, the Tenant agrees to indemnify the Landlord and hold it harmless from and against any and all loss (including loss of Minimum Rent and Additional Rent payable in respect to the Premises) claims, actions, damages, liability, and expense of any kind whatsoever (including attorney's fees and costs at all tribunal levels), UNLESS CAUSED BY OMISSIONS WHICH CONSTITUTE GROSS NEGLIGENCE, AFFIRMATIVE ACTS WHICH CONSTITUTE NEGLIGENCE, OR WILFUL MISCONDUCT OF LANDLORD OR HIS EMPLOYEES OR AGENTS, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by the Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant its agents, employees, and invitees or by anyone permitted to be on the Premises by the Tenant. Landlord may, at its option and at Tenant's expense, if the indemnity provisions herein are applicable to Tenant, participate in or assume carriage of all or any part of any litigation or settlement discussions relating to the foregoing or any other matter for which Tenant is required to indemnify Landlord hereunder, provided, however, that in such event, Landlord shall act in a reasonable manner and Tenant shall only be liable for reasonable expenses.

         7.7 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, and agents of the other for loss of or damage to such waiving party or its property or the property of the others under its control, where such loss or damage is insured against under any insurance policy required to be carried hereunder or actively in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease. In the event recognition of this mutual waiver is not automatically contained in the policy forms, such policies shall include special endorsements formally waiving subrogation by and between Landlord and Tenant.

                                  ARTICLE VIII

                             DAMAGE AND DESTRUCTION

         8.1 RENT ABATEMENT. If the Premises (including the Building and any other improvements thereon) are damaged or destroyed in whole or part by fire or any other occurrence, this Lease shall continue in full force and effect and there shall be no abatement, reduction, or diminution of Rent, unless such damage or destruction is a result of omissions which constitute gross negligence, affirmative acts which constitute negligence, or willful misconduct of Landlord or its employees or agents, in which event rent shall abate until the Premises are repaired and rendered useable.

         8.2 DAMAGE TO PREMISES. If the Premises (including the Building and any other improvements thereon) are at any time destroyed or damaged in whole or in part as a result of fire or any other casualty then the Tenant shall, at its expense, diligently repair the Premises to the condition existing prior to such casualty, provided, however, that if the destruction or damage is caused by omissions which constitute gross negligence, affirmative acts which constitute negligence, or willful misconduct of Landlord, or its employees or agents, then such repair shall be at Landlord's expense. If the repair of the Premises is reasonably estimated to take longer than three (3) months from the date of damage, Tenant shall have the option of terminating this Lease and be released from its obligation to repair the Premises if, at least 45 days prior to the end of the three (3) month period following the date of damage, Tenant (i) gives written notice to Landlord of its desire to terminate,
(ii) assigns to Landlord all of Tenant's rights to receive the proceeds of policies covering the Premises (including the Building and any other improvements thereon), (iii) pays all Rent due through the end of the said three month period, and (iv) vacates the Premises.

                                   ARTICLE IX

                      ASSIGNMENT, SUBLETTING, AND TRANSFERS

         9.1 ASSIGNMENTS, SUBLEASES, AND TRANSFERS. The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld or delayed, but shall be subject to the Landlord's rights under sections 9.2 and
9.3. It shall not be considered unreasonable for the Landlord to take into account whether, in the Landlord's reasonable opinion, the financial background, business history, and capability of the proposed Transferee is satisfactory. Consent by the Landlord to any Transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign this Lease and/or to sublet all or any portion of the Premises to, and none of the provisions of this Section 9.1 shall apply to an assignment or subletting to (i) any corporation, entity or person which controls, is controlled by or is under common control of Tenant or in which Tenant directly or indirectly owns at least a 50% interest or to (ii) any corporation, entity or person into which Tenant is merged or which acquires Tenant or all or substantially all of its assets; provided that any such transferee has, to Landlord's reasonable satisfaction, the financial wherewithal to comply with the remaining obligations under this Lease. Tenant shall not be released from its obligations under this Lease, unless Landlord has so consented in writing, which consent will not be unreasonably withheld or delayed.

         9.2 PRIOR NOTICE TO LANDLORD. If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee and providing such financial, business, or other information relating to the Transfer, the proposed Transferee, and its principals as the Landlord or any Mortgagee reasonably requires, together with copies of sufficient documents to reasonably evidence the particulars of the proposed Transfer, including the total consideration to be paid by the Transferee. The Landlord shall, within thirty (30) days after having received such notice and all requested information, notify the Tenant either that it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article IX. If Landlord fails to so notify Tenant within such thirty-day period, then Landlord shall be deemed to have consented to such Transfer.

         9.3 CONDITIONS OF TRANSFER.

             (A) If there is a permitted Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this Lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Any consent by the Landlord shall be subject to the Tenant and Transferee executing an agreement with the Landlord agreeing (i) that the Transferee will be bound by all of the terms of this Lease as if such Transferee had originally executed this Lease as tenant and (ii) to any other reasonable conditions imposed by Landlord.

             (B) Upon a permitted Transfer, the Tenant shall thereby be released of all obligations accruing under this Lease after the date of Landlord's consent to such Transfer.

             (C) The Landlord's consent to any Transfer shall be subject to the further condition that if the Minimum Rent and Additional Rent pursuant to such Transfer exceeds the Minimum Rent and Additional Rent payable under this Lease, the amount of such excess shall be paid to the Landlord. If, pursuant to a permitted Transfer, the Tenant receives from the Transferee, either directly or indirectly, any consideration other than Minimum Rent and Additional Rent for such Transfer, either in the form of cash, goods, or services, the Tenant shall, upon receipt thereof, pay to the Landlord an amount equivalent to such consideration. The Tenant and the Transferee shall execute any agreement reasonably required by the Landlord to effect the foregoing provisions.

             (D) Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Minimum Rent and Additional Rent for the month in which such effective date occurs shall be paid by the Tenant so that the Landlord will not be required to accept partial payments of Minimum Rent and Additional Rent for such month from either the Tenant or Transferee.

             (E) Any document evidencing any Transfer permitted by the Landlord, or setting out any terms applicable to such Transfer or the rights and obligations of the Tenant or Transferee thereunder, shall be prepared by the Landlord or its attorneys and all reasonable legal costs with respect thereto shall be paid by the Tenant.

         9.4 CHANGE OF CONTROL. If the Tenant is at any time a corporation, partnership, trustee, or other entity, any actual or proposed Change of Control in such corporation, partnership, trust, or other entity shall be deemed to be a Transfer and subject to all of the provisions of this Article IX. The Tenant shall make available to the Landlord or its representatives such of its corporate, partnership, or other such records, as the case may be, as is reasonably necessary for Landlord to review in order to ascertain whether there has been any Change of Control of the Tenant.

         9.5 NO ADVERTISEMENT. The Tenant shall not advertise the whole or any part of the Premises for the purposes of a Transfer and shall not permit any broker or other person to do so unless the complete text and format of any such advertisement is first approved in writing by the Landlord, which approval shall not be unreasonably withheld or delayed.

         9.6 ASSIGNMENT BY LANDLORD. The Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Premises or any part thereof and this Lease or any interest of the Landlord in this Lease, provided, however, that such sale, lease, conveyance or other disposal shall be subject to the terms of this Lease and the Purchase Option referenced herein. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all liability under this Lease. Any security deposit or other security given by Tenant to secure the performance of Tenant's obligations hereunder shall be assigned or transferred by Landlord to such purchaser or assignee and, upon receipt of Landlord and delivery to Tenant of written acknowledgement that the transferee or assignee accepts such deposits under the terms of this Lease and agrees to abide by the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto. In the event of any breach or default by Landlord of any term or provisions of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Land and improvements which constitute the Premises, and in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.

                                    ARTICLE X

                                     DEFAULT

         10.1 DEFAULTS. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (i) any Minimum Rent or Operating Costs is not paid within five (5) business days of when due whether or not notice or demand is made by Landlord; (ii) any other Additional Rent is in arrears and is not paid within five (5) days after written demand by the Landlord; (iii) the Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and the Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease), or if such breach cannot be remedied within fifteen
(15) days (or such shorter period), then if the Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from the Landlord; (iv) an Event of Insolvency should occur; (v) the Tenant makes a Transfer other than in compliance with the provisions of this Lease; (vi) the Tenant abandons the Premises or the Premises become vacant or unoccupied for a period of five (5) consecutive days or more without the consent of the Landlord; (vii) the Tenant has breached any of its obligations in this Lease with regard to the maintenance of insurance, and Tenant fails to remedy such breach within five (5) business days or if any insurance policy required or permitted to be maintained by Landlord is cancelled as a result of the acts or omissions of Tenant and Tenant fails to timely correct such act or omission; or (viii) the business operated by Tenant in the Premises shall be closed for more than five (5) days by governmental or court order for any reason including, but not limited to, failure to pay sales tax.

         10.2 REMEDIES. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, the Landlord shall have the following rights and remedies which are cumulative and not alternative:

             (A) Landlord may cancel this Lease by notice to the Tenant and retake possession of the Premises for Landlord's account. Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any reentry, repossession, or disposition hereunder.

             (B) Landlord may enter the Premises as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to Tenant. Reentry and removal may be effectuated by any suitable action or proceeding, or otherwise, all as permitted by law. Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

             (C) If this Lease is cancelled under subsection (A) above, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all Rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for Rent shall continue notwithstanding reentry or repossession of the Premises by Landlord. Tenant's liability for Rent shall be in amounts equal to the Agreed Current Damages. At the end of each month, Tenant shall pay Agreed Current Damages for that month. Any suit brought by Landlord to enforce collection of Agreed Current Damages for any one (1) month shall not prejudice Landlord's right to enforce the collection of Agreed Current Damages for any subsequent month. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

             (D) Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any Rent then attainable; grant any concessions of Rent, and agree to paint or make any special repairs, alterations, and decorations for any new tenant as it may reasonably deem advisable in its sole and absolute discretion. Landlord shall make a good faith effort to relet the Premises and to mitigate its damages.

             (E) If this Lease is cancelled in accordance with subsection (A) above, and Landlord so elects, the Rent hereunder shall be accelerated and Tenant shall pay Landlord liquidated damages in the amount of Agreed Final Damages.

             (F) Landlord may remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and, after expiration of the applicable grace period, if any, may enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The

Landlord shall not be liable to the Tenant for any loss or damage caused by non-negligent acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses reasonably incurred by the Landlord in connection with remedying or attempting to remedy such default. Any expenses properly incurred by Landlord shall accrue interest from the date of submission of all bills and invoices therefor to Tenant at the highest rate permitted by law.

         10.3 COSTS. The Tenant shall pay to the Landlord on demand all reasonable costs incurred by the Landlord, including reasonable attorneys' fees and costs at all tribunal levels, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.

         10.4 ALLOCATION OF PAYMENTS. The Landlord may at its option apply any sums received from the Tenant against any amounts due and payable by the Tenant under this Lease in such manner as the Landlord sees fit and regardless of the express purpose for which the tender was made and regardless of any endorsement placed on the check by which payment is made.

         10.5 ADDITIONAL REMEDIES, WAIVER, ETC.

             (A) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems it advisable without regard to whether the exercise of any one right or remedy, precedes, concurs with, or succeeds the exercise of another.

             (B) A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

             (C) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

             (D) No waiver of a default shall extend to or effect any other default or impair any right or remedy with respect thereto.

         10.6 DEFAULT BY LANDLORD. In the event of any default by Landlord which does not render the Premises unuseable by Tenant or does not prevent Tenant from substantially carrying on its business operation, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default. Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof. If any default by Landlord results in the Premises being unuseable or prevents Tenant from substantially carrying on its business operation, then for such time, Tenant shall have the remedy of an action for damages or injunctive relief.

                                   ARTICLE XI

                          ATTORNMENT AND SUBORDINATION

         11.1 ESTOPPEL CERTIFICATE. Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord, an estoppel certificate to the Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have bean modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Minimum Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof, and any other reasonable matters pertaining to this Lease as to which the Landlord shall request such certificate.

         11.2 SUBORDINATION. Subject to the provisions of Section 11.3 herein, this Lease and all rights of the Tenant shall be subject and subordinate to any and all Mortgages from time to time in existence against the Premises, whether now existing or hereafter created. On request the Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all Mortgages and to all advances made under such Mortgages. The form of such subordination shall be made as reasonably required by the Landlord or any Mortgagee.

         11.3 NON-DISTURBANCE. Landlord agrees that it shall obtain and deliver to Tenant, as to any existing Mortgage and as to any future Mortgages, including any renewals, modifications, consolidations, extensions, or replacements thereof, a written nondisturbance agreement from the Mortgagee, providing in substance that provided no default, or event which, with the passing of time or giving of notice would constitute a default, exists under this Lease, its possession of the Premises will not be disturbed during the term hereof, and further, that in the event of any foreclosure of any such mortgage, Tenant will not be named as a party defendant.

         11.4 ATTORNMENT. The Tenant shall promptly on request attorn to any Mortgagee, or to the future owner(s) of the Premises, or the purchaser at any foreclosure or sale under proceedings taken under any Mortgage, and shall recognize such Mortgagee, owner, or purchaser as the Landlord under this Lease.

                                   ARTICLE XII

                                  CONDEMNATION

         12.1 TOTAL TAKING. If the whole of the Premises shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the Rent shall be paid up to the Taking Date with a proportionate refund by Landlord of any Rent paid for a period subsequent to the Taking Date.

         12.2 PARTIAL TAKING. If less than the whole of the Premises shall be so taken and such taking does not have a substantial adverse affect on Tenant's business operation or Tenant's use of the Premises, then the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay Rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of Rent due from Tenant) of any Rent or charges paid for a period subsequent to the Taking Date. Tenant agrees, in such event, to make reasonable repairs and/or alterations to the remaining Premises to restore it to the condition existing prior to such taking. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. If less than the whole of the Premises is taken and such taking has a substantial adverse effect on Tenant's business operation or upon Tenant's use of the Premises, then Tenant shall have the right to have the Term cease (i) as of the day possession or title shall be taken by such public authority, whichever is earlier; or (ii) on the first day of any succeeding month thereafter, upon not less than sixty (60) days prior written notice to Landlord.

         12.3 TAKING FOR TEMPORARY USE. If there is a taking of the Premises for temporary use, which does not substantially and adversely affect Tenant's business operation or Tenant's use of the Premises, then this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. If such temporary taking does substantially and adversely affect Tenant's business operation or Tenant's use of the Premises, then rent due under this Lease shall abate until such situation is corrected.

         12.4 AWARD. In the event of any taking, whether whole or partial, Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, or as may be otherwise agreed; except that if the Premises shall be restored as herein provided, Tenant shall first be entitled to recover the costs and expenses incurred in such restoration out of any such award, and the balance shall be allocated as aforesaid. Termination of this Lease shall not affect the right of the respective parties to such awards.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 RULES AND REGULATIONS. The Tenant shall comply with all Rules and Regulations, as set out in Schedule "B," and such additional reasonable Rules and Regulations adopted by Landlord from time to time, which do not unreasonably interfere with Tenant's use of the Premises, and so long as such Rules and Regulations are not inconsistent with and do not contradict this Lease. Defined terms in the Rules and Regulations shall have the meanings set forth in this Lease.

         13.2 DELAY. Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfillment of any obligation under this Lease, other than the payment of Rent, by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation.

         13.3 HOLDING OVER. If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to twice the monthly amount of Minimum Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a monthly tenancy.

         13.4 WAIVER. If either the Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied.

         13.5 RECORD. Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord, except that Landlord and Tenant agree that a Memorandum of Lease, in the form as provided in Schedule D hereto shall be executed by Landlord and Tenant and recorded at Tenant's expense after the date of execution of this Lease.

         13.6 NOTICES. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person or sent by certified mail, return receipt requested, or Federal Express, postage prepaid, addressed (i) if to Landlord, at the addresses set forth on the Lease Summary; and (ii) if to the Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address set forth on the Lease Summary. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then after two (2) business days following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by Federal Express.

         13.7 SUCCESSORS. The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant. No rights, however, shall inure to the benefit of any Transferee unless such Transferee complies with the provisions of Article IX.

         13.8 JOINT AND SEVERAL LIABILITY. If there is at any time more than one Tenant or more than one person constituting the Tenant, than covenants shall be considered to be joint and several and shall apply to each and every one of them.

         13.9 CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

         13.10 EXTENDED MEANINGS. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, when the context allows, the employees, agents, invitees, and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

         13.11 PARTIAL INVALIDITY. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining Provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

         13.12 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         13.13 ENTIRE AGREEMENT. This Lease and the Schedules and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Schedules and Riders may not be modified except by agreement in writing executed by the Landlord and Tenant.

         13.14 GOVERNING LAW. This Lease shall be construed in accordance with and governed by the laws of the State of Florida.

         13.15 TIME. Time is of the essence of this Lease. Any time period herein specified of five (5) days or less shall mean business days; any period in excess of five (5) days shall mean calendar days.

         13.16 NO PARTNERSHIP. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

         13.17 QUIET ENJOYMENT. If the Tenant pays Rent and fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

         13.18 TRIAL BY JURY. Landlord and Tenant hereby waive their right to a jury trial of any issue or controversy arising under this Lease.

         13.19 LEASE BROKERAGE. Landlord and Tenant each represent and warrant one to the other that except as may be hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes Bush Klein Realty, Inc. and Hopkins-Easton and Associates as the sole brokers with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said brokers.

         13.20 FUTURE RESTRICTIONS. Tenant hereby agrees to be bound by the provisions of any conditions, covenants, easements, restrictions, and the like promulgated by Landlord from time to time with respect to the Premises, which do not adversely affect Tenant's rights under this Lease or Tenant's ability to operate its business.

         EXECUTED as of the day and year first above written.

Witnesses:                      LANDLORD:

                                Ben Quevedo No. 1, Ltd., a Florida limited partnership


/s/                             By: Ben Quevedo, Inc., a Florida corporation
-----------------------------

/s/                             By: /s/ BENITO QUEVEDO
-----------------------------       -------------------------------------
                                    BENITO QUEVEDO, President



                                TENANT:

                                Caribe Aviation, Inc., a Florida
                                corporation



/s/                             By: /s/ JOSEPH CIVILETTO
----------------------------        --------------------------------------
                                    JOSEPH CIVILETTO
/s/                                 Vice President
----------------------------